UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2025 (July 29, 2025)

Oaktree Gardens OLP, LLC

(Exact name of Registrant as specified in its charter)

Delaware	000-56548	92-2553158
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2025, Oaktree Gardens OLP, LLC (the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among OLPG Lending SPV, LLC (“OLPG SPV”), a wholly owned subsidiary of the Company, as borrower, the Company, as servicer, the lenders party thereto, Bank of America, N.A., as administrative agent, sole lead arranger and sole book manager, and Computershare Trust Company, N.A., as collateral custodian. The Credit Agreement provides for a senior secured revolving credit facility (the “Credit Facility”) that permits the Company to borrow up to $600 million (with an “accordion” feature that permits the Company, under certain circumstances, to increase the size of the Credit Facility up to $1.9 billion). The Credit Facility has a reinvestment period through July 29, 2028, during which advances may be made, and matures on July 29, 2030. Borrowings under the Credit Facility generally bear interest at a rate equal to the term secured overnight financing rate (SOFR) for the selected period plus 1.90% per annum. There is a non-usage fee of 0.40% per annum on the unused portion of the Credit Facility, payable quarterly.

The Credit Facility is secured by a first priority security interest in substantially all of OLPG SPV’s assets. From time to time, the Company expects to sell certain loans to OLPG SPV pursuant to a Loan Sale Agreement, dated July 29, 2025 (the “Sale Agreement”), between the Company, as the seller, and OLPG SPV, as the purchaser. The Company has made customary representations and warranties and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities. The borrowings of the Company, including under the Credit Facility, are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Agreement and the Sale Agreement and is qualified in its entirety by reference to the Credit Agreement and the Sale Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated July 29, 2025, by and among OLPG Lending SPV, LLC, as borrower, Oaktree Gardens OLP, LLC, as servicer, the lenders party thereto, Bank of America, N.A., as administrative agent, sole lead arranger and sole book manager, and Computershare Trust Company, N.A., as collateral custodian

10.2	Loan Sale Agreement, dated July 29, 2025, between Oaktree Gardens OLP, LLC, as the seller, and OLPG Lending SPV, LLC, as the purchaser

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE GARDENS OLP, LLC

Date: August 4, 2025	By:	/s/ Christopher McKown
	Name:	Christopher McKown
	Title:	Chief Financial Officer and Treasurer